                                                                    Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of First Commonwealth Financial Corporation on Form S-3 of our report dated January 22, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of First Commonwealth Financial Corporation for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania

December 29, 2003